Exhibit 10.1

ACQUISITION AGREEMENT

By and Between

BREATHE ECIG CORP.

and

WHITE FOX VENTURES INC.

Dated as of 1st April, 2016

THIS ACQUISITION AGREEMENT is made and entered into this 1st day of April, 2016 (the "Agreement") by and between BREATHE ECIG CORP., Inc. a Nevada corporation ("Buyer"), and White Fox Ventures Inc., an Nevada Corporation ("Seller").

WHEREAS , Seller operates a media marketing and development company located at 5348 Vegas Drive, Las Vegas, Nevada (the "Business"); and

WHEREAS, the purchase price for all of the assets of Seller to Buyer, together with 100% (one hundred percent) of all business of Seller (the "Purchased BUSINESS") shall be approximately 85% of the common shares of the company (the "Acquisition Shares"), as well as two Directorship positions.

WHEREAS , subject to the foregoing, Seller desires to sell and Buyer desires to purchase the Purchased business in accordance with the terms, conditions, and agreements hereinafter contained.

NOW THEREFORE , in consideration of the mutual premises and the covenants and promises hereinafter contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto intending to be legally bound hereby agree as follows:

Section 1. Sale and Purchase .of Assets and Equity.

1.1 Sale of Purchased Assets.

On the terms and subject to the conditions set forth in this Agreement, at the Closing, Seller will sell, convey, transfer and assign to Buyer, and Buyer will purchase and accept from Seller all right, title and interest in and to all assets of Seller, (collectively, the "Purchased Assets"), including, without limitation, the following:

(a) Personal Property.
(b) Contracts.

The rights and benefits of Seller under all contracts, agreements, license agreements, vendor agreements, purchase orders, commitments, sales orders and supply agreements set forth on Schedule 1.1(c).

The certificates, permits, license rights, consents, grants, ordinances, leaseholds, and all rights to construct, maintain and operate the Business and every right of every character whatever in connection therewith, and the obligations thereof, and all renewals, extensions, additions or modifications of any of the foregoing; as identified in Schedule 1.1(d), but only to the extent that Seller's rights to the foregoing are transferable under applicable federal, state, local, foreign or other laws, rules, regulations, orders, injunctions, building and other codes, ordinances, permits, licenses, decrees of federal, state, local, foreign or other authorities (collectively, "Laws"), (collectively, the "Permits");

(e) Customer List.

The customer list of the Business and all books, files, papers, supplier lists (identified in Schedule 1.1(e) and other databases, licensee lists, distributor lists, bid formation and customer correspondence relating exclusively to the Business.

(f) Goodwill.

The goodwill associated exclusively with the Business.

1.2 Excluded Assets. None.
1.3 Method of Conveyance.

(a) Upon delivery of the Acquisition Shares, the sale, transfer, conveyance, assignment and delivery by Seller of the Purchased BUSINESS to Buyer in accordance with Section 1.1 shall be effected on the Closing Date by Seller's execution and delivery of one or more bills of sale, assignments, and other instruments of conveyance and transfer.

(b) At the Closing, Seller shall sell, transfer, convey, assign and deliver to Buyer title to: the Assets , free and clear of any and all liens, security interests and rights of Seller (collectively, "Liens"), except for Liens, encumbrances and other encroachments.

(c) At the Closing, except as expressly set forth in Section
l .3(b) with respect to the Personal Property, Seller shall remise, release and quitclaim to Buyer all Seller's right, title and interest in and to the   Purchased BUSINESS, without warranties or covenants oftitle or otherwise, and subject to the Assumed Obligations. The form of such quitclaim conveyance shall be in a form reasonably acceptable to counsel for Seller and Buyer giving effect to the terms of this Agreement.

1.4 Assumed Obligations.

At the Closing, Buyer shall assume and shall agree to satisfy and discharge, as the same shall become due, (a) all of the liabilities, obligations, contracts and commitments arising under the Purchased BUSINESS or from the operation of the Business, including, without limitation, those set forth on Schedule 1.1(b) and Schedule 1.1(c); and (b) all liabilities, obligations and commitmentsset forth on Schedulel.4(b) (collectively, the "Assumed Obligations").

1.5 Excluded Obligations.

None.

1.6 Closing Date.

The closing of the transactions contemplated by this Agreement shall occur on or about April 15 2016 (the "Closing" or "Closing Date") or at such other date, time and place as may be agreed upon by the parties.

Section 2.Purchase Price.

2.1 85% of the common shares of the Company.

a) Two Board Seats shall be given over to the current Director and Treasurer of Seller, namely; Shinsuke Nakano, to be Chairman & CEO; and Takehiro Abe as Director and COO.

b) At the Closing, Seller shall convey, transfer, assign and deliver to   Buyer the Purchased BUSINESS in exchange for (a) Buyer's assumption of the Assumed Obligations; and (b) issuance of the Acquisition Shares, fully paid, non assessable and duly issued (collectively, the "Purchase Price").

2.2 Payment Terms.

(a) Shares are to be issued within two days of execution of this document.

Section 3. Representations and Warranties.

3.1 Seller.

Seller hereby represents and warrants to Buyer, all of which representations and warranties are true, complete, and correct in all material respects as of the date hereof and as of the Closing Date, as follows:

(a) Brokers.

Seller has not dealt with any broker, salesman, finder or similar person in connection with any part of the transactions contemplated by this Agreement, and, to Seller's actual knowledge, without inquiry, no broker, salesman, finder or similar person is entitled to any commission or fee with respect to such transactions as a result of Seller's actions.

(b) Title to Purchased Assets.

As of the Closing Date, to the extent of Seller's interest therein, Seller shall have good and valid title to all Assets it currently possesses.

3.2 Buyer.

Buyer hereby represents and warrants to Seller, all of which representations and warranties are true, complete, and correct in all material respects as of the date hereof and as of the Closing Date, as follows:

(a) Brokers.

Buyer has not dealt with any broker, salesman, finder or similar person in connection with any part of the transactions contemplated by this Agreement, and, to Buyer's actual knowledge without inquiry, no broker, salesman finder or similar person is entitled to any commission or fee with respect to such transactions as a result of Buyer's actions.

Section 4. Covenants Prior to Closing.

4.1 Seller's Covenants.

Seller covenants that, except as otherwise consented to in writing by Buyer, from and after the date hereof until the Closing or the earlier termination of this Agreement, the Business will be conducted only in the ordinary course and in substantially the same manner as heretofore conducted except as required by this Agreement; and Seller will use reasonable efforts consistent with past practice to preserve the organization of the Business and continuing business relationships with suppliers, customers, clients and others having business relations with Seller with respect to the Business.

4.2 Access.

From and after the date hereof and until the Closing or the termination of this Agreement, Seller shall, upon reasonable prior notice, give to Buyer and to Buyer's counsel, accountants, consultants and other representatives and designees, reasonable access during normal business hours as Seller may approve, to the properties, agreements, and records with respect to the Business.

4.3 Cooperation.

Buyer and Seller agree (a) to cooperate with each other in determining whether any filings are required to be made or consents required to be obtained in any jurisdiction in connection with the consummation of the transactions contemplated hereby and in making or causing to be made any such filings promptly and in seeking to obtain in a timely manner any such consents; and (b) to use all reasonable efforts to obtain promptly the satisfaction of the conditions to the Closing of the transactions contemplated herein. Buyer and Seller shall furnish to each other and to each other's counsel all such information as may be reasonably required in order to effectuate the foregoing.

Section 5. Closing.

5.1 Conditions to Buyer's Obligations.

The obligations of Buyer under this Agreement, including, without limitation, the obligation to consummate and effect the purchase of the Purchased Assets, shall be subject to satisfaction of the following conditions, unless waived by Buyer:

(a) Seller shall have performed in all material respects all agreements, and satisfied in all material respects all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date.

(b) All representations and warranties of Seller herein shall   have been true and correct in all material respects when made, shall have continued to have been true and correct in all material respects at all times subsequent thereto, and shall be true and correct in all material respects on and as of the Closing Date as though made on, as of and with reference to such date.

(c) Seller shall have executed and delivered to Buyer all documents contemplated by Section 5.5 of this Agreement.

(d) Prior to the Closing Date, Buyer and Seller shall have obtained all necessary authorizations, consents, approvals and permits required   by Law for the consummation of the transactions contemplated by this Agreement (collectively, "Regulatory Approvals").

5.2 Conditions to Seller's Obligations.

The obligations of Seller under this Agreement, including, without limitation, the obligation to consummate and effect the sale of the Purchased
BUSINESS shall be subject to satisfaction of the following conditions, unless waived by Seller:

(a) Buyer shall have performed in all material respects all agreements, and satisfied in all material respects all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date.

(b) All of the representations and warranties of Buyer herein shall have been true and correct in all material respects when made, shall have continued to have been true and correct in all material respects at all times subsequent thereto, and shall be true and correct in all material respects on and as of the Closing Date as though made on, as of, and with reference to such date.

(c) Buyer shall have executed and delivered to Seller all documents contemplated by Section 5.4 of this Agreement.

5.3 Conditions to Seller's and Buyer's Obligations.

The obligations of Seller and Buyer to consummate and effect the sale of the Purchased BUSINESS pursuant to this Agreement shall be subject to the following additional condition, unless waived by Seller and Buyer:

(a) No injunction or temporary restraining order shall have
been granted restraining or prohibiting the consummation of the transactions contemplated by this Agreement, and no action, suit or other proceeding instituted by any federal, state, or local governmental authority seeking such an injunction or order shall be pending or threatened.

5.4 Buyer's Closing Documents.

At the Closing, Buyer will deliver to Seller, in form and substance consistent with this Agreement:

(a) The Purchase Share Price as provided in Section 2.1.

(b) Such other documents as Seller may reasonably request to effectuate the transactions contemplated by this Agreement.

5.5 Seller's Closing Documents.

At the Closing, Seller shall execute this Agreement which shall be considered sufficient to transfer all titled ownership in any form to Breathe Ecig Corp; though Board Resolution for the same shall be furnished simultaneously.

5.6 Closing Apportionments.

(a) The following items shall be apportioned as of the close of business on the day immediately prior to the Closing Date (with such meter readings as shall be appropriate) and paid by Seller or Buyer to the other, as the case may be, or credited against the Purchase Price, in respect of all periods prior to the Closing Date:

NONE

5.7 Adjustments/Prorations.

NONE

Section 6. Additional Covenants.

NONE.

6.1 Post-Closing Access.

Buyer shall, following the Closing, give to Seller and its respective authorized representatives such reasonable access, at Seller's cost and expense, during normal business hours and upon prior notice, to books and records   constituting part of the Purchased BUSINESS (including without limitation all such accounting books and tax records) as Seller may reasonably require in connection with the preparation and filing of tax returns or any claim made by any party with respect to a liability or obligation.

6.2 Nondisclosure.

Ifthis Agreement and the transactions provided for herein shall be terminated or abandoned for any reason whatsoever, each party shall return to the other parties any and all proprietary, confidential and secret information and data furnished to such party in connection herewith and hold in confidence its knowledge of any and all such proprietary, confidential and secret information or data and not disclose or publish the same directly or indirectly (a) without the prior written consent of such other party or (b) until the same has been theretofore publicly disclosed by such other party or otherwise ceased to be secret or confidential as evidenced by general public knowledge; provided, however, that each party shall have the right to disclose such information, without consent to the extent that (x) such party is required by Law to do so, or (y) such disclosure is required in connection with litigation pertinent to such information. For purposes of this Section 6.2, proprietary, confidential and secret information shall include without limitation confidential and/or proprietary information regarding the business and financial affairs of such party.

6.3 Further Assurances.

Each of the parties hereto will cooperate with the other and execute and deliver to the other parties hereto such other instruments and documents and take such other actions as may be reasonably requested from time to time by any other party hereto as necessary to carry out, evidence and confirm the intended purposes of this Agreement. Notwithstanding the foregoing, Seller and Buyer agree that any of the Purchased BUSINESS not specifically set forth in Schedules 1.1(a) which may be subsequently conveyed by Seller to Buyer pursuant to this Section 6.4, shall be conveyed to Buyer in a quitclaim form consistent with the provisions and intent of Section l.3(c).

Section 7. Survival of Representations and Warranties; Indemnification .

7.1 Survival of Representations and Warranties.

The representations and warranties of Buyer and Seller set forth in this Agreement and in any certificate, agreement, or instrument delivered in connection with the transactions contemplated hereby, shall survive Closing for the following periods :

(a) With respect to the representations and warranties arising under Section 3.l(a), Section 3.l(b) and Section acknowledges that the
  Acquisition Shares are being issued in accordance with Nevada Corporate law under the Revised Statutes.
(b) With respect to the representations and warranties arising under Section 3.2(b) and of this Agreement , for an indefinite period of time.

7.2 Indemnification by Seller.

Seller shall, defend, indemnify, and hold harmless Buyer and officers, directors, shareholders, agents, employees and affiliates, and their successors and permitted assigns (individually, a "Buyer Indemnitee" and collectively the "Buyer Indemnitees"), from and against any and all claims, losses, deficiencies, liabilities, obligations, damages, penalties, punitive damages, costs, and expenses (including, without limitation, legal, accounting and consulting fees), resulting from third party claims (collectively, "Losses"), suffered by a Buyer Indemnitee, which arise out of or result from:

(a) any material inaccuracy or material misrepresentation in or material breach of any of the covenants or agreements made by Seller in this Agreement or in any document, certificate or affidavit delivered by Seller pursuant to the provisions of this Agreement;

7.3 Indemnification by Buyer.

Buyer shall defend, indemnify and hold harmless Seller and Seller's officers, directors, shareholders, agents, employees and affiliates, and their successors and permitted assigns (individually, a "Seller Indemnitee" and collectively the "Seller Indemnitees") from and against any and all Losses, suffered by a Seller Indemnitee, which arise out of or result from:

(a) any material inaccuracy or material misrepresentation in or material breach of any of the covenants or agreements made by Buyer in this Agreement or in any document, certificate or affidavit delivered by Buyer pursuant to the provisions of this Agreement;

7.4 Indemnification Payments.

All indemnity payments, whether by Buyer or Seller, to be made under this Agreement shall be made in immediately available funds.

7.5 Procedure for Third Party Claims.

(a) Notice to the indemnifying party shall be given within ten (10) days (or such later time period if the party seeking indemnification will be materially prejudiced by such ten day notice requirement, but in such cases, as promptly as possible) after receipt by any Seller Indemnitee or Buyer Indemnitee of actual knowledge of the commencement of any action or the assertion of any claim that will likely result in a claim by it for indemnity pursuant to this Agreement. Such notice shall set forth in reasonable detail the nature of such action or claim to the extent known, and include copies of any written correspondence from the party asserting such claim or initiating such action. The indemnifying party shall be entitled, at its own expense, to assume or participate in the defense of such action or claim. In the event that the indemnifying party assumes the defense of such action or claim, it shall be conducted by counsel chosen by such party and approved by the party seeking indemnification, which approval shall not be unreasonably withheld. No settlement of a matter by the party seeking indemnification shall be binding on the indemnifying party for purposes of establishing such party's indemnification obligations hereunder .

(b) With respect to actions as to which the indemnifying party does not exercise its right to assume the defense, the party seeking indemnification shall assume and control the defense of and contest such action with counsel chosen by it and approved by the indemnifying party, which approval shall not be unreasonably withheld. The indemnifying party shall be entitled to participate in the defense of such action, the cost of such participation to be at its own expense. The indemnifying party shall be obligated to pay the reasonable attorneys' fees and expenses of the party seeking indemnification to the extent that such fees and expenses relate to claims as to which indemnification is payable under Sections 7.2 or 7.3.

(c) Both the indemnifying party and the indemnified party shall cooperate fully with one another in connection with the defense, compromise, or settlement of any such claim or action, including, without limitation, by making available to the other all pertinent information and witnesses within its control. Without limitation of the foregoing, any party granted the right to direct the defense of a threatened or actual suit, investigation or proceeding hereunder shall: (i) keep the other fully informed of material developments in the action, suit, investigation or proceeding at all stages thereof; (ii)   promptly submit to the other copies of all pleadings, responsive pleadings, motions and other similar legal documents and papers received in connection with the action, suit, investigation or proceeding; (iii) permit the other and its counsel, to the extent practicable, to confer on the conduct of the defense of the action, suit, investigation or proceeding;and (iv) to the extent practicable, permit the other and its counsel an opportunity to review all legal papers to be submitted prior to their submission. The parties shall make available to each other and each other's counsel and accountants all of its or their books and records relating to the action, suit, investigation or proceeding, and each party shall render to the other such assistance as may be reasonably required in order to insure the proper and adequate defense of the action, suit, investigation or proceeding. The parties shall use their respective good faith efforts to avoid the waiver of any privilege of either party.

7.6 Indemnification Exclusive Remedy.

This Section 7 constitutes the sole and exclusive remedy of the parties with respect to any subject matters addressed herein, and Buyer, on the one hand, and Seller, on the other hand, hereby waive and release the other from any and all other claims or other causes of action, including without limitation claims for contribution, relating to any such subject matter.

7.7 Successors.

The merger, consolidation, liquidation, dissolution or winding up of, or any similar transaction with respect to, the parties hereto shall not affect in any manner the obligations of the parties pursuant to Section 7 or any other term or provision of this Agreement, and the parties covenant and agree to make adequate provision for their liabilities and obligations hereunder in the event of any such transaction.

7.8 Limits on Indemnification.

Notwithstanding the provisions of Sections 7.2 and 7.3 and above, neither the Buyer lndemnitees nor the Seller Indemnitees shall be entitled to receive indemnification under this Agreement for a claim relating to a breach of a representation or warranty contained herein.

Section 8. General Provisions.

8.1 No Third Party Beneficiaries.

Nothing in this Agreement is intended, nor shall it be construed, to confer any rights or benefits upon any person, corporation, association, partnership, limited liability company, joint venture, organization, business, individual, government or government agency or political subdivision thereof or any other entity (a "Person") other than the parties hereto, their successors and assigns pursuant to Section 8.5, and solely to the extent provided in Section 7, the other Seller Indemnitees and Buyer Indernnitees, and no other Person shall have any rights or remedies hereunder.

8.2 Expenses of the Parties; Certain Litigation.

All expenses involved in the preparation, authorization, and consummation of this Agreement, incurred up to and including the Closing, including, without limitation, all fees and expenses of agents, representatives, counsel, and accountants in connection therewith, shall be borne solely by the party who shall have incurred the same, and the other part[ies] shall have no liability in respect thereof; provided, however, that nothing herein shall be construed to release or impair any claim for damages by any party.

8.3 Amendment and Waiver.

This Agreement may not be changed or terminated orally. No waiver of compliance with any provision or condition hereof, and no consent provided for herein shall be effective unless evidenced by an instrument in writing duly executed by the party hereto sought to be charged with such waiver or consent.

8.4 Miscellaneous.

The section headings of this Agreement are for convenience of reference only and do not form a part hereof and do not in any way modify, interpret, or construe the intentions of the parties. This Agreement may be executed in one or more counterparts and all such counterparts shall constitute one and the same instrument. Delivery of an executed signature page to this Agreement by facsimile ransmission shall be as effective as delivery of a manually signed counterpart of this Agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada; without giving effect to the conflict of laws principles thereof.

8.5 Binding Effect.

This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective administrators, legal representatives, successors and permitted assigns, and falls under Nevada Statute NRS 92A.190.

8.6 Publicity.

No party hereto or its representatives will, without the prior written consent of the other parties, disclose to any other Person any information that has been made available in connection with this Agreement (other than information which has been published or made publicly available other than by unauthorized disclosure of a party), make any public announcement concerning the transactions contemplated hereby or disclose any of the terms, conditions, or other facts with respect to this Agreement, except (i) as required by Law, and
(ii) with respect to a proposed or ultimate purchaser of all or a portion of the assets or capital stock of Seller or parent entity of Seller. If circumstances make it impossible to give prior written notice of any such requirement of Law, then any disclosure made shall be no more extensive than is necessary to meet the minimum requirement imposed on the party making such disclosure

8.7 Complete Agreement.

This Agreement and the Exhibits and Schedules and other documents referred to herein contain the entire agreement between the parties hereto with respect to the transactions contemplated herein and supersede all previous negotiations, commitments, and writings.

8.8 Notices.

Any notice, report, demand, waiver, consent or other communication given by a party under this Agreement (each a "Notice") shall be in writing, may be given by a party or its legal counsel, and shall be deemed to be duly given (i) when personally delivered, or (ii) upon delivery by United States Express Mail or similar overnight courier service which provides evidence of delivery, or if refused upon the first date of attempted delivery or (iii) when five (5) days have elapsed after its transmittal by registered or certified mail, postage prepaid, return receipt requested, addressed to the party to whom directed at that party's address as it appears below or another address of which that party has given notice, or (iv) when delivered by facsimile transmission if a copy thereof is also delivered in person or by overnight courier. Notices of address change shall be effective only upon receipt notwithstanding the provisions of the foregoing sentence.

Notice to Buyer shall be sufficient if given to:

Breathe Ecig Corp. 5348 Vegas Drive
Las Vegas, Nevada 89108 Tel (212) 659-0591

Notice to Seller shall be sufficient if given to:

White Fox Ventures, Inc. 5348 Vegas Drive
Las Vegas, Nevada 89108

8.9 Assignment.

Except as expressly provided herein, this Agreement and any rights pursuant hereto shall not be assignable by Seller or Buyer without the prior written consent of the other party .

8.10 Severability.

Ifany term or provision of this Agreement shall be held to be invalid or unenforceable for any reason, such term or provision shall be ineffective to the extent of such invalidity or unenforceability without invalidating the remaining terms and provisions hereof, and this Agreement shall be construed as if such invalid or unenforceable term or provisions had not been contained herein.

8.11 Termination.

(a) This Agreement may be terminated at any time prior to the Closing by mutual written consent of Seller and Buyer.

8.12 Dispute Resolution .

Arbitration. In the event of any controversy among the parties hereto arising out of, or relating to, this Agreement, which cannot be settled amicably by the parties, such controversy shall be settled by Arbitration. Both sides shall choose a mutually agreed upon competent jurist from a short list and informal Arbitration shall commence as expeditiously as possible. Either party may institute such arbitration proceeding by giving written notice to the other party. A hearing shall be held by the Arbitrator within 50 miles of New York City, and a decision of the matter submitted to the Arbitrator shall be biding and enforceable against all parties in any Court of competent jurisdiction. The prevailing party shall be entitled to all costs and expenses with respect to such arbitration, including reasonable attorneys' fees. The decision of the Arbitrator shall be final, binding upon all parties hereto and enforceable in any Court of competent jurisdiction. Each party hereto irrevocably waives any objection to the laying of venue of any such Arbitration action or proceeding brought and irrevocably waives any claim that any such action brought has been brought in an inconvenient forum. Each of the parties hereto waives any right to request a trial by jury in any litigation with respect to this agreement and represents that counsel has been consulted specifically as to this waiver.

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed as of the date first above written.

BREATHE ECIG CORP., a Nevada Corporation By:

By: /s/ Seth Shaw
Name: Seth Shaw Title:Director, C.E.O

WHITE FOX VENTURES INC.

By: /s/ Shinsuke Nakano
Name: Shinsuke Nakano
Title: Director

By: /s/ Takehiro Abe
Name: Takehiro Abe Title:Treasurer